Exhibit 8.2

November __, 2018

El Dorado Savings Bank, F.S.B.
4040 El Dorado Road
Placerville, California 95667

Dear Ladies and Gentlemen:

We have acted as special counsel to El Dorado Savings Bank, F.S.B. (the “Company”), a federally-chartered savings bank, in connection with the proposed merger of the Company with and into Pacific Western Bank (“Parent Bank”), a California state-chartered bank and wholly-owned subsidiary of PacWest Bancorp (“Parent”), a Delaware corporation, pursuant to the Agreement and Plan of Merger (as amended or supplemented through the date hereof, the “Agreement”), dated as of September 11, 2018, by and between Parent and the Company.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.  At your request, and in connection with the filing of the Form S-4 (including the proxy statement/prospectus contained therein, as amended or supplemented through the date hereof, the “Registration Statement”), we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate for purposes of our opinion.  In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the statements and representations made by Parent and the Company in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, without regard to any qualifications as to knowledge, intention or belief, and (iv) Parent, Parent Bank, the Company and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below.  If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

11355 West Olympic Boulevard, Los Angeles, California  90064-1614   Telephone:  310.312.4000  Fax:  310.312.4224

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El Dorado Savings Bank, F.S.B.

November __, 2018

Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER,” we are of the opinion that, under currently applicable United States federal income tax law, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and that the U.S. federal income tax consequences of the Merger to holders of Company Common Stock will be as described in the Registration Statement under “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.”

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above.  Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect.  Any change in applicable Laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein.  We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent.  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

Manatt, Phelps & Phillips, LLP